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                                                                   Exhibit 10.44

                                   TERMINATION
                                       OF
                                   AGREEMENTS

Reference is hereby made to that certain Voting Agreement, dated as of October 8, 1992 among Celadon Group, Inc., a Delaware corporation ("Company"), Leonard
R. Bennett ("Bennett"), and Stephen Russell ("Russell"), and the Agreement, dated as of October 6, 1986 among the Company, Bennett and Russell (collectively, the Agreements).

Celadon, Bennett and Russell hereby agree that the each of the Agreements shall be terminated and shall be null and void and of no further effect effective as of the date hereof.

IN WITNESS WHEREOF, the parties have duly executed and delivered this termination as of this 3rd day of July, 1996.

CELADON GROUP, INC.


By: /s/ Stephen Russell
Name:  Stephen Russell
Title: Chairman


/s/ Leonard Bennett
Leonard Bennett


/s/ Stephen Russell
Stephen Russell





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